NOTICE OF WITHDRAWAL OF
PURCHASE NOTICE RELATING TO
REGAL BELOIT CORPORATION
2.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

CUSIP Number: 758750 AA1 and 758750 AB9

PURSUANT TO THE COMPANY NOTICE DATED FEBRUARY 13, 2009 (THE “COMPANY NOTICE”)

This withdrawal notice (this “Withdrawal Notice”) relates to the purchase of 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”) of Regal Beloit Corporation, at the option of the holders of the Securities (the “Holders”). The option (the “Put Option”) is pursuant to the terms and conditions the Indenture, dated as of April 5, 2004, between Regal Beloit Corporation, a Wisconsin corporation (the “Company”), and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 9, 2004 (the “Indenture”), that governs the terms of the Securities. All capitalized terms used but not specifically defined in this Withdrawal Notice shall have the meanings given to such terms in the Indenture.

This Withdrawal Notice is to be completed by Holders who have previously delivered a Purchase Notice relating to the exercise of the Put Option and who desire to withdraw exercise of the Put Option with respect to some or all of the Securities to which the purchase notice relates.

Holders who have exercised the option and surrendered their Securities by transfer to the account of the Paying Agent at The Depository Trust Company (“DTC”) may withdraw their exercise through the withdrawal procedures of DTC.

In all cases, in order to validly withdraw exercise of the Put Option, this Notice of Withdrawal (or a facsimile), properly completed, must be received by the Paying Agent at its address identified below (and any withdrawal through the procedures of the DTC must be effected) prior to 5:00 p.m. Eastern Time on March 13, 2009.

The name and address of the Paying Agent are as follows:

For delivery by mail or overnight package:

U. S. Bank National Association 60 Livingston Ave. St. Paul, Minnesota 55107 Attn: Specialized Finance Department

For delivery by hand:

U. S. Bank National Association
60 Livingston Avenue
1st Floor-- Bond Drop Window
St. Paul, MN 55107
Attention: Corporate Trust Services/Specialized Finance Department
Fax number: (651) 495-8158
Confirmation number: (800) 934-6802
General Bondholder inquiry phone number: (800) 934-6802

Ladies and Gentlemen:

The undersigned hereby withdraws exercise of the option (the “Put Option”) to require Regal Beloit Corporation (the “Company”) to purchase on March 15, 2009 (the “Purchase Date”) each $1,000 principal amount of the Company’s 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”) for a cash purchase price (the “Purchase Price”) of $1,013.75 with respect to the Securities identified below and which were identified in a Purchase Notice (or agent’s message in lieu thereof) previously delivered to the Paying Agent.

The undersigned understands that this withdrawal may not be rescinded and that the Put Option will no longer be deemed to be validly exercised with respect to the Securities identified below. The Put Option may hereafter be re-exercised for these Securities only by following the procedures for exercise specified in the Company Notice, dated February 13, 2009, in respect of the Put Option and the related form of Purchase Notice.

All authority conferred in this Withdrawal Notice shall survive the dissolution, liquidation, death or incapacity of the undersigned, and any obligations of the undersigned under this Withdrawal Notice shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF THE SECURITIES BEING WITHDRAWN

Name of DTC Participant or Holder(s)(1):	_______________________
DTC Account Number:	_______________________
Contact Person:	_______________________
Address(1):	_______________________
Area Code and Telephone Number:	_______________________
Area Code and Facsimile Number:	_______________________
Transaction Code Number:	_______________________
Amount of Securities to be Withdrawn	$______________________
Date of Purchase Notice or Agent's Message	_______________________

(1) Must correspond to the name and address of the DTC participant, if applicable, from whose account the Securities will be transferred to the account of the Paying Agent, exactly as they appear on the security position listing of DTC.

SIGNATURE(S)

Must be signed on behalf of the Holder(s) whose name appears above, on behalf of the DTC participant whose name appears in the DTC securities position listing indicated above or on behalf of a transferee authorized by documents transmitted with this Withdrawal Notice, as appropriate.

Authorized Signature:	_______________________
Name (please print):	_______________________
Capacity / Title:	_______________________
Name of DTC Participant or Authorized Transferee:	_______________________
Address:	_______________________
Area Code and Telephone Number:	_______________________

SIGNATURE GUARANTEE
(required if not submitted for the account of an eligible institution)

The undersigned eligible institution hereby guarantees to Regal Beloit Corporation the signature appearing above.

Authorized Signature:	_______________________
Name (please print):	_______________________
Capacity / Title:	_______________________
Eligible Institution	_______________________
Address:	_______________________
Area Code and Telephone Number:	_______________________
Date:	_______________________

INSTRUCTIONS

1. Delivery of Withdrawal Notice. This withdrawal notice (this “Withdrawal Notice”) may be used by holders of 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Securities”) of Regal Beloit Corporation (the “Company”), who previously exercised their option (their “Put Option”) to require the Company to purchase their Securities and wish to withdraw the exercise of the Put Option. The withdrawal may be effected with respect to all or any portion of the Securities as to which the Put Option was previously exercised, but, if effected with respect to only a portion of the Securities, it may only be effected for integral multiples of $1,000 of the Securities.

This Withdrawal Notice must be received by the Paying Agent at its address appearing on the first page of this Withdrawal Notice prior to 5:00 p.m. Eastern Time on March 13, 2009. A holder that has previously delivered the Securities identified in this notice to the Paying Agent using the book-entry transfer procedures of The Depository Trust Company (“DTC”) need not submit a physical withdrawal notice and may instead effect the withdrawal pursuant to the withdrawal procedures of DTC.

In all cases, in order to validly withdraw exercise of the option, this notice of withdrawal (or a facsimile), properly completed, must be received by the Paying Agent at its address identified below (and any withdrawal through the procedures of the DTC must be effected) prior to 5:00 p.m. Eastern Time on March 13, 2009.

The method of delivery of all documents, including this Withdrawal Notice and any other required documents, is at the election and risk of the withdrawing Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2. Guarantee of Signatures. No signature guarantee is required if this Withdrawal Notice is submitted for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (referred to as an eligible institution). In all other cases, an eligible institution must guarantee the signature(s) on this Withdrawal Notice.

3. Signatures on Withdrawal Notice. If this Withdrawal Notice is signed on behalf of a participant appearing in a securities position listing with DTC, the name and address of the participant must correspond exactly to the name and address of the participant appearing in the listing. If this Withdrawal Notice is signed by a transferee of a DTC participant, this Withdrawal Notice must be accompanied by evidence of transfer satisfactory to the Company. If any such transferee is acting through attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority to so act.

4. Return of Surrendered Securities. Any Securities surrendered to the Paying Agent as to which exercise of the Put Option has been validly withdrawn will be returned by book-entry transfer for credit to the DTC account from which the Securities were transferred to the Paying Agent.

5. Irregularities. The Company will determine, in its sole discretion, all questions as to the validity of the execution and delivery of this Withdrawal Notice. The Company also reserves the absolute right to waive any defect or irregularity. None of the Company, the Paying Agent or any other person is obligated to give notice of any defect or irregularity, and none of them will incur any liability for failure to give such notice.

6. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Paying Agent (call (800) 934-6802), and additional copies of the Company Notice and this Withdrawal Notice may also be obtained from the Paying Agent.

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